================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement    |_|  Confidential, for Use of the Commission Only
                                         (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                COST-U-LESS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                            CALCULATION OF FILING FEE

===================================================================================================================================
                                                           Per unit price or other           Proposed
                                                             underlying value of             maximum
   Title of each class of        Aggregate number of         transaction computed           aggregate
     securities to which         securities to which       pursuant to Exchange Act          value of
    transaction applies:         transaction applies              Rule 0-11:               transaction          Total Fee Paid
-----------------------------------------------------------------------------------------------------------------------------------


===================================================================================================================================

|_| Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: ________________________________________________

    (2) Form, Schedule, or Registration Statement no.: _________________________

    (3) Filing Party: __________________________________________________________

    (4) Date Filed: ____________________________________________________________

================================================================================

                               [COST-U-LESS LOGO]

                                                                   April 9, 2004


Dear Cost-U-Less, Inc. Shareholders:

     I am pleased to invite you to the Cost-U-Less Annual Meeting of Shareholders. This year's annual meeting will be at 10:00 a.m. local time on Wednesday, May 12, 2004, at the Doubletree Hotel (Lakehills Room), 300 112th Ave. S.E., Bellevue, Washington.

     The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the meeting.

     We hope you can join us on May 12th. Whether or not you can attend, please read the attached proxy statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. It is important that you use this opportunity to take part in the affairs of Cost-U-Less by voting on the business to come before this meeting, so please return your proxy card promptly.

     A copy of our Annual Report to Shareholders is also enclosed for your information. The board of directors and management look forward to seeing you at the annual meeting.


                                        Sincerely,

                                        /s/ Martin P. Moore

                                        Martin P. Moore
                                        Secretary

                                COST-U-LESS, INC.
                         3633 136th Place SE, Suite 110
                           Bellevue, Washington 98006

                                  ------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held Wednesday, May 12, 2004


Dear Cost-U-Less Shareholders:

     On Wednesday, May 12, 2004, Cost-U-Less, Inc., a Washington corporation, will hold its Annual Meeting of Shareholders at the Doubletree Hotel (Lakehills
Room), 300 112th Ave. S.E., Bellevue, Washington, at 10:00 a.m. local time, for the following purposes:

     (1) To elect one director to hold office for the term described in the attached proxy statement and until his respective successor is elected and qualified.

     (2) To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 26, 2004.

     (3)  To transact any other business properly presented before the meeting.

     The record date for the meeting has been set at March 26, 2004. Only shareholders that owned stock at the close of business on March 26, 2004, are entitled to notice of and to vote at this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose related to the meeting, during ordinary business hours at our principal offices.

     IMPORTANT: To assure your representation at the annual meeting, you are urged to complete, sign, date, and return the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope. Your stock will be voted in accordance with the instructions you give on your proxy card. You may, of course, attend the annual meeting and vote in person even if you have previously returned your proxy card.


                                        By order of the Board of Directors,

                                        /s/ Martin P. Moore

                                        Martin P. Moore
                                        Secretary

Bellevue, Washington
April 9, 2004

                                COST-U-LESS, INC.

                                  ------------
               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                      To be held on Wednesday, May 12, 2004
                                  ------------

     The board of directors of Cost-U-Less, Inc. is sending you this proxy statement in connection with its solicitation of proxies for use at our 2004 annual meeting of shareholders or any adjournment or postponement thereof. The annual meeting will be held at the Doubletree Hotel (Lakehills Room), 300 112th Ave. S.E., Bellevue, Washington, on Wednesday, May 12, 2004, at 10:00 a.m. local time. This proxy statement and accompanying form of proxy are being first sent or given to our shareholders on or about April 9, 2004.


                             SOLICITATION AND VOTING


Record Date and Outstanding Shares

     Only those shareholders that owned shares of our common stock at the close of business on March 26, 2004, the record date for the annual meeting, are entitled to vote at the annual meeting and any adjournment thereof. On the record date, there were 3,736,556 shares of our common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each shareholder of record as of that date is entitled to one vote for each share of common stock held by him or her.

Quorum and Broker Non-Votes

     Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the purpose of transacting business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker submits a proxy card with respect to the shares held in a fiduciary capacity (typically referred to as being held in "street name") but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner of the shares. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

Voting and Revocation of Proxies

     All valid proxies received before the meeting will be exercised. If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted (i) "FOR" the election of the nominee for the board of directors named on the following pages, and (ii) "FOR" the ratification of the appointment of Grant Thornton LLP as our auditors for fiscal 2004. We are not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in the proxy statement and the accompanying notice of annual meeting of shareholders. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment. Brokers who hold shares for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

     If you give your proxy to Cost-U-Less, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by:

     o notifying the Secretary of Cost-U-Less in writing before the annual meeting;

     o delivering to the Secretary of Cost-U-Less before the annual meeting a signed proxy with a later date; or

     o    attending the annual meeting and voting in person.

Voting Securities

     You are entitled to one vote for each share of common stock you hold. If a quorum is present and voting, the nominee for director receiving the highest number of votes will be elected as director. The proposal to ratify the appointment of Grant Thornton LLP as our independent auditors for fiscal 2004 will be approved if the number of votes cast in favor of the proposal by holders of common stock present, in person or by proxy, and entitled to vote at the annual meeting, exceeds the number of votes cast against it. Abstentions from voting will have no effect on these proposals since they will not represent votes cast at the annual meeting for the purpose of voting on such proposals.

Solicitation of Proxies

     We will bear the costs of soliciting proxies. In addition to soliciting shareholders by mail through our employees, we may request banks and brokers, and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     We have a classified board of directors consisting of one Class I director, two Class II directors, and one Class III director, who will serve until the annual meetings of shareholders to be held in 2004, 2005 and 2006, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of shareholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.


     The term of the Class I director will expire on the date of the upcoming annual meeting. Accordingly, one person is to be elected to serve as a Class I director of the board of directors at the meeting. Management's nominee for election by the shareholders to this Class I position is the current Class I member of the board of directors, J. Jeffrey Meder. If elected, Mr. Meder will serve as a Class I director until our annual meeting of shareholders in 2007 and until his successor is duly elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy on the board of directors occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

     If a quorum is present and voting, the one nominee for Class I director receiving the highest number of votes will be elected as a Class I director. Abstentions and broker non-votes have no effect on the vote.

The board of directors recommends a vote "FOR" the nominee named above.

     The following table sets forth, for our current directors, including the Class I nominee to be elected at this meeting, information with respect to their ages and background.

Name                                                                                 Position With the Company
----                                                                                 -------------------------
Class I director nominated for election at the 2004 annual meeting of shareholders:
J. Jeffrey Meder                                                                     Director, President and Chief
                                                                                     Executive Officer
Class II directors whose terms expire at the 2005 annual meeting of shareholders:
David A. Enger                                                                       Director
Gary W. Nettles                                                                      Director
Class III director whose term expires at the 2006 annual meeting of shareholders:
George C. Textor                                                                     Chairman of the Board



                                                                                            Director
Name                                                                                  Age    Since
----                                                                                  ---    -----
Class I director nominated for election at the 2004 annual meeting of shareholders:
J. Jeffrey Meder                                                                      52     1999
Class II directors whose terms expire at the 2005 annual meeting of shareholders:
David A. Enger                                                                        58     1993
Gary W. Nettles                                                                       52     1996
Class III director whose term expires at the 2006 annual meeting of shareholders:
George C. Textor                                                                      59     1998

Nominees for the Board of Directors

     J. Jeffrey Meder has been a member of our board of directors and the president and chief executive officer of Cost-U-Less since 1999. Previously, he served as co-founder, president and chief executive officer of Drug Emporium, N.W. He had provided overall direction and vision for that company since 1981. During that time, he led the growth of Drug Emporium, N.W. to twenty stores with over $180 million in sales and employing approximately 1,600 employees in the Pacific Northwest. Prior to co-founding Drug Emporium, N.W., Mr. Meder was employed in the banking industry from 1975-1981. His last position in banking was assistant vice president in the commercial division of Huntington National Bank in Columbus, Ohio, where his responsibilities included business development and work-out loan situations.

Continuing Directors Until 2005

     David A. Enger has been a member of our board of directors since 1993 and served as Chairman of the Board from 2000 until August 2002. Mr. Enger served as Executive Vice President of K&N Meats, one of the Northwest's largest distributors of fresh foods, from 1992 until 2001. He has served in various executive positions with Stockyards/Monte Vista since U.S. Food Services acquired K&N Meats in 2001. In 1990, Mr. Enger founded the Business & Banking Institute, which engages in business and banking consulting and training. From 1980 to 1990, Mr. Enger served as a principal of Management Advisory Services, Inc., a business and banking consulting firm, which he co-founded in 1980. From 1976 to 1980, Mr. Enger was a vice president of Seafirst Bank. Mr. Enger is currently a director of Colmac Industries, Inc., a dry-cleaning equipment manufacturer, and Colmac Coil Manufacturing, Inc., a heating and air-conditioning coils manufacturer, as well as a director of the Pacific Coast Banking School at the University of Washington. Mr. Enger previously served as a director of Keener's.

     Gary W. Nettles has been a member of our board of directors since 1996. Mr. Nettles is a certified public accountant and has been the chief financial officer of Allen Tel Products, Inc., a non-public supplier and manufacturer of data and telecommunication components, located in Santa Ana, California, since 2003. Mr. Nettles has served as director of Allen Tel Products, Inc. since 1999. Previously, Mr Nettles was president of Guchereau & Nettles, an accounting firm located in Costa Mesa, California, where he worked from 1987 to 2003.

Continuing Directors Until 2006

     George C. Textor has been a member of our board of directors since 1998 and has served as Chairman of the Board since August 2002. Mr. Textor is president of Capstan Capital LLC, a Seattle-based private equity investment company. From 1989 to 2002, Mr. Textor was a partner of Capstan Partners, a Seattle-based private equity investment fund which he co-founded. From 1982 to 1988, Mr. Textor was a founding general partner of Cable Howse & Ragen (now Ragen MacKenzie Group Incorporated), an investment banking and brokerage firm located in the Pacific Northwest.

     The board of directors has determined that, other than Mr. Meder, each of the member of the board of directors is an independent director for purposes of the Nasdaq rules regarding director independence.

Board Meetings and Committees

     The board of directors held eight meetings during the fiscal year ended December 28, 2003. The board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee. During the last fiscal year, no director attended fewer than 75% of the total number of meetings of the board of directors and all of the committees of the board of directors on which such director served held during that period.

     Audit Committee. The members of the audit committee during fiscal 2003 were Gary W. Nettles (Chairman), David A. Enger and George C. Textor. Each of the members of the audit committee is independent for purposes of the Nasdaq rules as they apply to audit committee members. Mr. Nettles is an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission. The functions of the audit committee include retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, approving in advance the engagement of the independent auditor for all audit and non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The audit committee held seven meetings during the fiscal year ended December 28, 2003.

     Compensation Committee. The members of the compensation committee during fiscal 2003 were George C. Textor (Chairman), David A. Enger and Gary W. Nettles. Each of the members of the compensation committee is independent for the purposes of the Nasdaq rules. The compensation committee determines all compensation for our chief executive officer, including incentive-based and equity-based compensation. In addition, the compensation committee reviews and approves salary and bonus criteria for other executive officers, and approves stock option grants to executive officers. The compensation committee held five meetings during the fiscal year ended December 28, 2003.

     Nominating and Corporate Governance Committee. We did not have a nominating committee or a committee performing the functions of a nominating committee during fiscal 2003. Our board of directors established a nominating and corporate governance committee for fiscal 2004. The members of the nominating and corporate governance committee are David A. Enger (Chairman), Gary W. Nettles and George C. Textor. Each of the members of the nominating and corporate governance committee is independent for purposes of the Nasdaq rules. The nominating and corporate governance committee identifies individuals qualified to become board members and makes recommendations concerning such candidates, develops and oversees the regular evaluation of our directors, and develops corporate governance principles for recommendation to the board of directors.

Director Nominations

     Nominations of candidates for election as directors may be made by the board of directors or by shareholders. The nominating and corporate governance committee is responsible for, among other things, the selection and recommendation to the board of directors of nominees for election as directors.


     Shareholders may nominate candidates for election as directors if they follow the procedures and conform to the deadlines specified in our bylaws. The complete description of the requirements for shareholder nomination of director candidates is contained in the bylaws. In summary, a shareholder desiring to nominate one or more candidates for election at the next annual meeting must submit written notice of such nomination to the corporate secretary not less than 60 days and not more than 90 days prior to the annual meeting. That deadline for submission of any director nominations by shareholders for the next annual meeting is also set forth in the proxy statement for each annual meeting.

     Shareholders nominating candidates for election as directors are also required to provide the following information with respect to their nominees:

     o    the shareholder's name and address;

     o a representation that the shareholder is entitled to vote at the annual meeting and a statement of the number of shares beneficially owned by the shareholder;

     o a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice;

     o a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder;

     o any other information relating to each nominee that would be required to be disclosed in a proxy statement filed pursuant to the SEC's proxy rules; and

     o    the consent of each nominee to serve as a director if so elected.

     Evaluation of any recommendations by shareholders of director candidates is the responsibility of the nominating and corporate governance committee under its charter. Shareholders may submit in writing recommendations for consideration by the nominating and corporate governance committee to the attention of our corporate secretary at 3633 136th Place SE, Suite 110, Bellevue, Washington 98006. Recommendations should contain a detailed discussion of the qualifications of each recommended candidate and any other material information the shareholder wants the nominating and corporate governance committee to consider.

     In evaluating potential director nominees, the nominating and corporate governance committee considers the following factors:

     o    the appropriate size of our board of directors and its committees;

     o the perceived needs of the board of directors for particular skills, background and business experience;

     o the skills, background, reputation, and business experience of the nominees and the skills, background, reputation, and business experience already possessed by other members of the board of directors;

     o nominees' independence from management, experience with accounting rules and practices and background with regard to executive compensation;

     o    applicable regulatory and listing requirements;

     o    the benefits of a constructive working relationship among direcrors;
          and

     o the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

     The nominating and corporate governance committee's goal is to assemble a board of directors that brings a variety of perspectives and skills derived from high quality business and professional experience.

     Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of Cost-U-Less and our shareholders. The nominating and corporate governance committee does, however, believe it is appropriate for at least one member of the board of directors to meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that a majority of the members of the board of directors should meet the definition of "independent director" under the Nasdaq rules. The nominating and corporate governance committee also believes it is appropriate for one or more key members of our management to participate as members of the board of directors.

Communications with Directors

     Shareholders may communicate with any and all members of our board of directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the chairman of the board or directors, for a communication addressed to the entire board of directors) at the following address:

                             Name of the Director(s)
                             c/o Corporate Secretary
                                Cost-U-Less, Inc.
                         3633 136th Place SE, Suite 110
                           Bellevue, Washington 98006
                               Fax: (425) 945-0124

     Communications from our shareholders to one or more directors will be collected and organized by our corporate secretary under procedures approved by our board of directors. Our corporate secretary will forward all communications to the chairman of the board of directors or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently.

Director Attendance at Annual Meetings

     We believe that annual meetings provide an opportunity for shareholders to communicate with our directors. We will make every effort to schedule our annual meeting of shareholders at a time and date to maximize attendance by directors taking into account the directors' schedules. All directors are encouraged to make every reasonable effort to attend our annual meeting of shareholders. We will reimburse all reasonable out-of-pocket traveling expenses incurred by directors attending the annual meeting. Two of the four members of our board of directors attended our 2003 annual meeting of shareholders.

Committee Charters and Other Corporate Governance Materials

     Our board of directors has adopted a charter for each of the committees described above. A copy of the Audit Committee Charter is attached as Appendix "A" to this Proxy Statement. The board of directors has also adopted a code of business conduct that applies to all of our employees, officers and directors and a code of ethics that applies to our senior financial officers. Links to these materials are available on our website at www.costuless.com/Investors.

Compensation of Directors

     During fiscal 2003, our non-employee directors were paid $2,500 for each meeting of the board of directors attended and $250 for each committee meeting attended. The chairman of the board and the chairman of the compensation committee were paid an additional $500 for each board or compensation committee meeting they chaired and the chairman of the audit committee was paid an additional $1,000 for each audit committee meeting chaired. We also reimburse directors for travel expenses in attending meetings. Our directors who are also employees did not receive any compensation for their services as members of the board of directors.

     Each non-employee director received an automatic annual grant of options to purchase 1,000 shares of common stock under our 1998 stock incentive compensation plan on the date of last year's annual meeting. Each non-employee director will again receive an automatic annual grant of options to purchase 1,000 shares of common stock under our 1998 plan on the date of this meeting.

                                 PROPOSAL NO. 2
                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The audit committee of the board of directors has selected Grant Thornton LLP as independent auditors to audit the consolidated financial statements of Cost-U-Less for the fiscal year ending December 26, 2004. Grant Thornton LLP has acted in such capacity since its appointment in fiscal year 2003. A representative of Grant Thornton LLP is expected to be present at the annual meeting and is expected to be available to respond to appropriate questions.

     The following table sets forth the aggregate fees billed to Cost-U-Less for the fiscal years ended December 28, 2003, and December 29, 2002, by Grant Thornton LLP, our current independent auditors, and by Deloitte & Touche LLP, our former independent auditors:

                                           Fiscal 2003     Fiscal 2002
                                          -------------   ------------
      Audit Fees (1) ..................      $132,227       $115,036
      Audit-Related Fees (2) ..........      $ 11,037       $ 14,269
      Tax Fees (3) ....................      $ 92,276       $ 94,702
      All Other Fees (4) ..............      $      0       $      0

(1) Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements. Audit Fees for fiscal 2003 include $40,989 billed to us by Deloitte & Touche LLP.

(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." This category includes fees related to employee benefit plan audits.

(3) Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and international tax planning. All Tax Fees for fiscal 2003 and fiscal 2002 were billed to us by Deloitte & Touche LLP.

(4) All Other Fees consist of fees for products and services other than the services reported above. We incurred no other fees in fiscal 2003 or fiscal 2002.

     The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular category of services. The independent auditor and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. The chairman of the audit committee is also authorized, pursuant to delegated authority, to pre-approve additional services of up to $25,000, and such approvals are communicated to the full audit committee at its next meeting.

     The audit committee has considered the role of Grant Thornton LLP in providing tax and benefit plan related services and other non-audit services to Cost-U-Less and has concluded that such services are compatible with Grant Thornton LLP's independence as our auditors.

     On June 19, 2003, we dismissed Deloitte & Touche LLP as our independent auditors. At that time, the reports of Deloitte & Touche LLP on our financial statements for the two fiscal years preceding the dismissal had not contained an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle. In the two fiscal years preceding the dismissal, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Our audit committee made the decision to dismiss Deloitte & Touche LLP. During the two fiscal years preceding the dismissal, we did not have a disagreement or difference of opinion with Deloitte & Touche LLP in which Deloitte & Touche LLP advised us of any matter that would be a reportable event under Item 310(1a)(1)(v) of Regulation S-K.

     We engaged Grant Thornton LLP as our independent auditors on June 19, 2003. During the two fiscal years preceding June 19, 2003, we had not consulted with Grant Thornton LLP regarding either the application of accounting principles to a specified completed or proposed transaction, the type of audit opinion they might render on our financial statements, or any disagreement with Deloitte & Touche LLP or reportable event.

     Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the annual meeting of shareholders, as well as the presence of a quorum representing a majority of all outstanding shares of our common stock, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

     Shareholder ratification of the selection of Grant Thornton LLP as our independent public auditors is not required by our bylaws or otherwise. We are submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the audit committee determines that such a change could be in our best interests and the best interests of our shareholders. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the ratification of the appointment of Grant Thornton LLP as our independent auditors.

     The Board of Directors recommends a vote "FOR" the ratification of the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 26, 2004.


           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 15, 2004, certain information regarding the beneficial ownership of Cost-U-Less common stock by:

     o each shareholder known by us to be the beneficial owner of 5% or more of our common stock;

     o    each director and nominee for our board of directors;

     o each executive officer whom compensation information is given in the summary compensation table in this proxy statement; and

     o    all of our directors and executive officers as a group.

     To our knowledge, the beneficial owners listed below have sole voting and investment power with respect to the shares shown as beneficially owned.


                                                                               Outstanding Shares
                                                                                of Common Stock        Percent of
Beneficial Owner(1)                                                          Beneficially Owned(2)      Class(3)
-------------------------------------------------------------------------   -----------------------   -----------
Advisory Research, Inc. (4) .............................................           278,000               7.4%
 180 North Stetson Street, Suite 5780
 Chicago, Illinois 60601
J. Jeffrey Meder (5) ....................................................           303,334               7.5
Roy W. Sorensen (6) .....................................................           103,000               2.7
Gary W. Nettles (7) .....................................................            89,781               2.4
Martin P. Moore (8) .....................................................            83,500               2.2
Michael T. Scalzo (9) ...................................................            78,416               2.1
William W. Lofgren (10) .................................................            32,951                 *
George C. Textor (11) ...................................................            24,332                 *
David A. Enger (12) .....................................................            13,000                 *
All directors and executive officers as a group (9 persons)(13) .........           755,865              17.2%

------------
*    Less than 1% of the outstanding shares of common stock.

(1) Except as noted above, all beneficial owners can be reached c/o Cost-U-Less, Inc., 3633 136th Place SE, Suite 110, Bellevue, Washington 98006.

(2) Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or warrants.

(3) Calculated on the basis of 3,736,556 shares of common stock outstanding as of March 15, 2004, provided that any additional shares of common stock that a shareholder has the right to acquire within 60 days after March 15, 2004, are deemed to be outstanding for the purpose of calculating that shareholder's percentage beneficial ownership.

(4) Based on a Schedule 13G filed by Advisory Research with the SEC on February 17, 2004. Brien M. O'Brien is the chairman of Advisory Research.

(5) Includes 283,334 shares subject to options exercisable within 60 days of March 15, 2004.

(6) Includes 98,000 shares subject to options exercisable within 60 days of March 15, 2004.

(7) Based on our most recent information and publicly filed information. Includes 11,807 shares held by the Alyce Christene Gangwish Irrevocable Trust of 1995, 33,582 shares held by The Lenz Grandchildren's Irrevocable Trust of 2000, 8,855 shares held by the Brittney Elizabeth Lenz Irrevocable Trust of 1995, and 8,855 shares held by the Cody Allan Lenz Irrevocable Trust of 1995 (for each of which Mr. Nettles acts as Co-Trustee), 700 shares held by Guchereau & Nettles SEP and 25,982 shares subject to options exercisable within 60 days of March 15, 2004.

(8) Includes 72,500 shares subject to options exercisable within 60 days of March 15, 2004.

(9) Includes 72,401 shares subject to options exercisable within 60 days of March 15, 2004.

(10) Represents 32,951 shares subject to options exercisable within 60 days of March 15, 2004.

(11) Represents 24,332 shares subject to options exercisable within 60 days of March 15, 2004.

(12) Represents 13,000 shares subject to options exercisable within 60 days of March 15, 2004.

(13) Includes 649,451 shares subject to options exercisable within 60 days of March 15, 2004.

Executive Officers

     The following persons are our executive officers as of March 15, 2004, who will serve in the capacities noted until the election and qualification of their successors. Each officer named below is expected to be re-elected at the meeting of our board of directors to be held on May 12, 2004.

Name                                 Age           Positions and Offices With Cost-U-Less
---------------------------------   -----   ---------------------------------------------------
J. Jeffrey Meder (1) ............   52      President and Chief Executive Officer
Roy W. Sorensen (2) .............   50      Vice President, Chief Operating Officer
                                            Vice President, Chief Financial Officer, Secretary
Martin P. Moore (3) .............   47       & Treasurer
Michael T. Scalzo (4) ...........   39      Vice President, Merchandising & Marketing
William W. Lofgren (5) ..........   41      Vice President, Information Systems
J. Robert Cain (6) ..............   50      Vice President, Logistics

------------
(1)  For a biographical summary of J. Jeffrey Meder, see "Directors."

(2) Roy W. Sorensen has served as our vice president and chief operating officer since August 2000, and served as chief financial officer from September 1999 to August 2000. Previously, Mr. Sorensen served as chief financial officer and treasurer of Drug Emporium NW. In this capacity, he played a key role in successfully negotiating the sale of the company in July 1998 to Longs Drugs, a $3.1 billion regional retailer. Mr. Sorensen has held various executive financial positions with other companies in the Pacific Northwest, including Seattle Lighting Fixture Co., Egghead Software, and Seafirst Corporation. Mr. Sorensen received his MBA from the University of Puget Sound.

(3) Martin P. Moore joined us in December 1998 as corporate controller before becoming vice president and chief financial officer in August 2000. Previously, Mr. Moore served as manager of corporate planning and reporting at ATL Ultrasound, Inc., a $500 million medical equipment manufacturer that was acquired by Philips Electronics in 1998. Mr. Moore received his MBA from Seattle University in 1993.

(4) Michael T. Scalzo assisted in creating our buying office and was one of its original buyers in 1992. He became general merchandise manager in 1995, was promoted to vice president of merchandising in April 1999, to vice president of business development in March 2000 and to vice president of merchandising and marketing in October 2002.

(5) William W. Lofgren joined us in 1992 as information systems manager before becoming operations manager in 1996 with overall operational responsibility for our stores. He was promoted to vice president of information systems in April 1999. Previously, Mr. Lofgren served as electronic maintenance manager of Costco from 1986 to 1991.

(6) J. Robert Cain joined us in April 1998 as logistics manager prior to becoming vice president of logistics on August 7, 2000. Previously, Mr. Cain had a 23-year career with Sea-Land Service (now Horizon Lines) involving a wide variety of management positions in regulatory affairs, carrier pricing & marketing, inter-modal and sales. Mr. Cain earned a degree in transportation from the University of Tennessee in 1975.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

                           Summary Compensation Table

     The following table sets forth certain compensation information of our chief executive officer and our four other most highly compensated executive officers, during the fiscal years ended December 28, 2003, December 29, 2002, and December 30, 2001.

                                                                                Long-Term
                                                                               Compensation
                                                     Annual Compensation          Awards
                                                  ------------------------      All Other
                                                                  Bonus     Shares Underlying   Compensation
Name and Principal Position                 Year     Salary        ($)         Options (#)         ($)(1)
------------------------------------------ ------ ------------ ----------- ------------------- -------------
J. Jeffrey Meder .........................  2003   $ 265,864    $ 59,562          66,667          $ 35,883
 President, Chief Executive Officer         2002     244,965       9,584          76,667            16,427
                                            2001     240,436      10,000         100,000            17,635
Roy W. Sorensen ..........................  2003   $ 161,394    $ 19,225              --          $ 24,740
 Vice President, Chief Operating Officer    2002     155,368       5,679          20,000             2,640
                                            2001     135,440       7,000          60,000             2,625
Martin P. Moore ..........................  2003   $ 149,783    $ 17,864              --          $ 25,973
 Vice President, Chief Financial Officer    2002     120,990       4,636          20,000             2,750
 Secretary and Treasurer                    2001     110,652       8,000              --             2,625
Michael T. Scalzo (2) ....................  2003   $ 168,789    $ 19,800          20,000          $ 25,723
 Vice President, Merchandising and          2002     150,058       4,636          40,000             2,750
 Marketing                                  2001     144,635      10,500           5,000             2,625
William W. Lofgren .......................  2003   $ 149,135    $ 17,761              --          $ 25,973
 Vice President, Information Systems        2002     141,000       5,215          20,000             2,750
                                            2001     140,231       8,000              --             2,625

------------
(1) Consists of net proceeds on exercise of stock options, matching contributions to the Cost-U-Less 401(k) profit-sharing plan, auto allowances and payments of disability insurance premiums, if applicable.

(2) Michael T. Scalzo was promoted to Vice President, Business Development in March 2000 and Vice President, Merchandising and Marketing in October 2002.

Stock Option Grants in Fiscal 2003

     The following table sets forth certain information regarding grants of options to purchase our common stock made during the fiscal year ended December 28, 2003, to the persons named in the summary compensation table:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     Potential
                                                                                                     Realizable
                                                                                                  Value at Assumed
                                                     Individual Grants                            Annual Rates of
                           ---------------------------------------------------------------------    Stock Price
                                                     Percent of Total                              Appreciation for
                                   Number of         Options Granted     Exercise                   Option Term(3)
                             Securities Underlying     to Employees        Price      Expiration  ------------------
Name                        Options Granted (#)(1)    in Fiscal Year   ($/Share)(2)      Date      5% ($)   10% ($)
----                        ----------------------  -----------------  ------------  -----------  -------  --------
J. Jeffrey Meder . .......           66,667                76.9%         $2.65         9/01/13    111,105  281,563
Michael T. Scalzo . ......           20,000                23.1%         $2.53        10/28/13     31,822   80,643

------------
(1) All options are granted under our 1998 stock incentive compensation plan and are immediately exercisable. For additional information regarding options, see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Report of the Compensation Committee on Executive Compensation".

(2) The exercise price of all options is equal to the market value of the common stock as of the day of grant.

(3) The future values of current year grants assume appreciation of 5% and 10% per year over the 10-year option period, as required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the common stock price. The actual values realized depends on the future performance of the common stock and overall market conditions, and may be greater or less than the potential realizable values set forth in the table.

Stock Option Exercises in Fiscal 2003 and Year-End Values

     The following table sets forth certain information concerning exercises of options to purchase our common stock in the fiscal year ended December 28, 2003, and unexercised options held as of December 28, 2003, by the persons named in the summary compensation table:


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES



                                                                        Number of
                                                                  Securities Underlying        Value of Unexercised
                                                                 Unexercised Options at      In-the-Money Options at
                                                                   Fiscal Year-End (#)         Fiscal Year-End ($)(2)
                              Shares Acquired      Value      ---------------------------   ----------------------------
Name                          on Exercise (#)   Realized ($)  Exercisable   Unexercisable   Exercisable   Unexercisable
----                          ---------------   ------------  -----------   -------------   -----------   -------------
J. Jeffrey Meder ...........      10,000          $19,673       283,334            --         $410,293         --
Roy W. Sorensen ............      10,000           22,973       100,000            --          160,975         --
Martin P. Moore ............      10,000           22,973        74,500           500          119,800         --
Michael T. Scalzo ..........      10,000           22,973        70,400         7,000           75,875         --
William W. Lofgren .........      10,000           22,973        22,951         2,000           18,400         --

------------
(1) Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise.

(2) Stock options are valued based upon the closing price of a share of common stock as reported on the Nasdaq SmallCap Market on December 26, 2003 ($3.19 per share).

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Employment Contracts

     In September 2002, we entered into an executive compensation and benefits agreement with J. Jeffrey Meder, our president and chief executive officer. The agreement provides for the payment to Mr. Meder of a salary of $250,000 on an annualized basis for the first year of the agreement, subject to review in subsequent years by our board of directors. Mr. Meder is eligible to participate in our bonus plan. Under the agreement, Mr. Meder is entitled to receive options under our 1998 stock incentive compensation plan to purchase 200,000 shares of our common stock, to be granted in three installments of 66,667 options beginning September 1, 2002 and then annually in 2003 and 2004. See "Option Grants in Last Fiscal Year" table. The agreement also provides for the following severance benefits if Mr. Meder's employment terminates other than for cause, death, disability or change of control: (a) a lump sum payment equal to 12 months' of Mr. Meder's base compensation at the time of termination, and (b) the continuation of benefits for up to one year. If Mr. Meder's employment terminates for cause, death or by Mr. Meder, Mr. Meder shall not be entitled to severance pay or benefits under the agreement. We may terminate Mr. Meder's employment for disability under certain circumstances without any obligation to provide severance pay or benefits to Mr. Meder. In the event of a change of control, if Mr. Meder's employment is terminated other than for cause within 12 months following the change of control or if Mr. Meder resigns from employment following a material alteration in his position following the change of control, Mr. Meder is entitled to receive the benefits described in clauses (a) and (b) above.

     In November 2002, we entered into an employment agreement with Michael T. Scalzo, our vice president, business development. The agreement provides for Mr. Scalzo to receive a salary subject to review by the chief executive officer in Mr. Scalzo's capacity as vice president, merchandising and marketing. Under the agreement, Mr. Scalzo is entitled to receive options under our 1998 stock incentive compensation plan to purchase 20,000 shares of our common stock upon execution of the agreement and an additional 20,000 shares upon the anniversary of the agreement in November 2003 and November 2004. See "Option Grants in Last Fiscal Year" table. The agreement provides for severance payments to Mr. Scalzo if his employment terminates other than for cause equal to one month of Mr. Scalzo's base salary at the time of termination by us for each year of Mr. Scalzo's service with us. If Mr. Scalzo's employment terminates for cause, Mr. Scalzo shall not be entitled to severance pay under the agreement.

Change-in-Control Arrangements

     Amended and Restated 1998 Stock Incentive Compensation Plan. Pursuant to the amended and restated 1998 stock incentive compensation plan, in the event of a change-in-control, if the acquiring company does not assume, or substitute new options for, all outstanding options, all shares subject to outstanding options will become fully vested and exercisable prior to the change-in-control.

     Executive Severance Plan. On April 17, 2003, we adopted an executive severance plan, which provides certain severance and other benefits in connection with a change-in-control to certain key employees designated by the board of directors. The severance plan covers our chief executive officer, chief operating officer, chief financial officer, and our senior management-level employees who are classified as a vice president on the date of the change-in-control. The severance plan may not be amended except to bring the plan into compliance with all applicable laws and regulations, to increase the amount or type of severance benefits payable under the plan, or to extend the termination date of the plan. The severance plan automatically terminates on April 17, 2008, unless extended by us or a change-in-control shall have occurred, in which case the plan terminates upon the earlier of twelve months following the change-in-control or the date on which all severance benefits payable have been paid.

     Under the severance plan, if the employment of our chief executive officer, our chief operating officer or our chief financial officer is terminated involuntarily (other than for death, disability or cause) or terminates for good reason in connection with or within twelve months of a change-in-control, he or she will receive a lump sum cash severance payment in an amount equal to twelve months' salary. If the employment of a senior management-level employee who is classified as a vice president is terminated involuntarily (other than for death, disability or cause) or terminates for good reason in connection with or within twelve months of a change-in-control, he or she will receive a lump sum cash severance payment in an amount equal to one month of base salary for each year of service, with a maximum of twelve months' salary and a minimum of six months' salary. In addition, each participant covered by the severance plan will have their options, restricted stock or bonus stock accelerate and become exercisable in full upon such termination. Following a participant's termination upon change-in-control, the severance plan also provides that we will provide the participant with continued health and other group insurance benefits for the participant's benefit period after the participant's termination. In addition, if any payment or benefit received or to be received by any participant under the severance plan or otherwise would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, then the compensation and benefits payable upon a change-in-control will be determined in a manner that maximizes the aggregate present value of the payments without causing any payment to be nondeductible by us under Section 280G.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     Mr. Textor, Mr. Enger and Mr. Nettles served on the compensation committee of the board of directors for the past fiscal year. Mr. Textor has been the chairman of the compensation committee since 2000. None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our board of directors or our compensation committee.

                      EQUITY COMPENSATION PLAN INFORMATION

     We currently maintain an amended and restated 1998 stock option plan, which has been approved by shareholders, and provides for the issuance of our common stock to officers and other employees, directors and consultants. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plan as of December 28, 2003:

                                                                                             Number of shares remaining
                                         Number of shares to         Weighted-average       available for future issuance
                                       be issued upon exercise       exercise price of        under equity compensation
                                       of outstanding options,     outstanding options,        plans (excluding shares
                                         warrants and rights        warrants and rights      reflected in column (a))(1)
Plan Category                                    (a)                        (b)                          (c)
-------------                          -----------------------     --------------------     -----------------------------
Equity compensation plans
 approved by shareholders .........             839,243                  $  2.92                       78,757
Equity compensation plans not
 approved by shareholders .........               None                     None                         None
                                                -------                  -------                       ------
Total .............................             839,243                  $  2.92                       78,757
                                                =======                  =======                       ======

------------
(1) On December 31, 2003, our board of directors granted each of the eight members of senior management options to purchase 8,000 shares of our common stock.

Certain Relationships and Related Transactions

     Gevirtz Option. In January 1998, Donald L. Gevirtz, who was then a member of our board of directors, was granted a 10-year, immediately exercisable option to purchase up to 88,554 shares of our common stock at an exercise price of $7.62 per share in connection with his appointment to the board of directors. In order to encourage Mr. Gevirtz to join the board of directors, the board granted him an option with a per share exercise price that was less than the fair market value of the common stock on the date of grant. We recognized a compensation expense of $75,000 in the first quarter of fiscal 1998 in connection with this grant. In October 1998, we offered directors with options having exercise prices greater than $7.00 per share the opportunity to surrender those options and receive new options with an exercise price of $7.00 per share. With the exception of the exercise price, a six-month blackout on exercise and a six-month delay in vesting, the terms of the new options are identical to the terms of the old options. Although Mr. Gevirtz resigned in May, 1999, the option may be exercised by the estate of Mr. Gervitz for five years from his date of resignation.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms we received and written representations from certain reporting persons, we believe that all filing requirements under Section 16(a) applicable to our executive officers, directors and greater-than-10% shareholders were complied with, except that Mr. Meder filed two late reports with respect to an aggregate of five transactions, Mr. Sorensen filed one late report with respect to an aggregate of four transactions, Mr. Moore filed one late report with respect to an aggregate of four transactions, Mr. Scalzo filed two late reports with respect to an aggregate of five transactions, Mr. Lofgren filed one late report with respect to an aggregate of four transactions, and Mr. Cain filed one late report with respect to an aggregate of four transactions.

                       COMPARISON OF SHAREHOLDER RETURN

     The graph below compares the cumulative total shareholder return on our common stock for the period commencing on December 24, 1998, and ending on December 26, 2003, with the cumulative total return of the Nasdaq Stock Market Index (US) and the Nasdaq Retail Trade Stocks Index over the same period (assuming an investment of $100 in the common stock, stocks comprising the Nasdaq Stock Market Index (US), and the stocks comprising the Nasdaq Retail Trade Stocks Index on July 23, 1998, and the reinvestment of all dividends).


                Comparison of Five-Year Cumulative Total Returns
                              Performance Graph for
                                Cost U Less, Inc.

       [THE FOLLOWING WAS PRESENTED AS A LINE CHART IN PRINTED MATERIAL]

CRSP Total Returns Index for:          12/1998     12/1999     12/2000     12/2001     12/2002     12/2003
-----------------------------          -------     -------     -------     -------     -------     -------
Cost-U-Less, Inc.                       100.0        78.6       19.6         24.0        19.8       60.8
Nasdaq Stock Market (US Companies)      100.0       183.3      113.4         91.7        62.8       91.7
Nasdaq Retail Trade Stocks              100.0        89.5       55.5         77.5        64.7       89.2
SIC 5200-5599, 5700-5799,
5900-5999 US & Foreign

Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.   The index level for all series was set to $100.0 on 12/24/1998.

                      REPORT BY THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The compensation committee of the board of directors is comprised of non-employee directors. The members of the compensation committee during fiscal 2003 were George C. Textor (Chairman), David A. Enger and Gary W. Nettles. The compensation committee sets the salary and bonus earned by the chief executive officer, reviews and approves salary and bonus criteria for other executive officers, and approves stock option grants to executive officers.

     The goals of Cost-U-Less's executive officer compensation policies are to attract, retain and reward executive officers who contribute to our success, to align executive officer compensation with our performance and to motivate executive officers to achieve our business objectives. We use salary, bonus compensation and option grants to attain these goals. Base salaries of executive officers are reviewed annually by the compensation committee and adjustments are made based on (i) individual performance of executive officers for the previous fiscal year, and (ii) our financial results for the previous year.

     We strongly believe that equity ownership by executive officers provides incentives to build shareholder value and aligns the interests of executive officers with those of the shareholders, and therefore makes periodic grants of stock options under our 1998 Stock Incentive Compensation Plan. The size of an option grant to an executive officer has generally been determined with reference to the responsibilities and expected future contributions of the executive officer, previous grants to that officer, as well as recruitment and retention considerations. In fiscal 2003, the compensation committee approved stock option grants to certain of the executive officers consistent with these criteria. See "Option Grants in Last Fiscal Year."

     Mr. Meder's compensation as president and chief executive officer includes
(i) base salary, (ii) annual incentive bonuses and (iii) stock option grants. The determination of Mr. Meder's base salary is based upon assessments of individual performance and achievement of predetermined operating goals that are established annually by the board of directors. Assessments of individual performance include objective standards and subjective evaluations of the value of Mr. Meder's contributions. Mr. Meder's base salary was set at $250,000 for fiscal 2003 and he received an incentive bonus in the amount of $59,562 for fiscal 2003. Pursuant to the terms of his employment contract, in fiscal 2003, the compensation committee granted Mr. Meder stock options for 66,667 shares under the 1998 Stock Incentive Compensation Plan.

     Cost-U-Less has considered the provisions of Section 162(m) of the Internal Revenue Code and related treasury department regulations which restrict deductibility of executive compensation paid to our chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1998 Stock Incentive Compensation Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. We expect that the compensation committee will generally be comprised of non-employee directors, and that to the extent that the committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. To the extent that total non-exempt compensation exceeds $1,000,000 in fiscal 2003 or any subsequent year, it will not be deductible. The committee does not believe that in general other components of our compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.


                                        COMPENSATION COMMITTEE


                                        George C. Textor
                                        David A. Enger
                                        Gary W. Nettles

                          REPORT OF THE AUDIT COMMITTEE

     The audit committee oversees our financial reporting process on behalf of the board of directors. The board of directors, in its business judgment, has determined that all members of the committee are "independent," as required by the applicable listing standards of the Nasdaq SmallCap Market, and that Gary W. Nettles is an "audit committee financial expert," as defined in the rules of the Securities and Exchange Commission.. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. As set forth in the committee's charter, management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls and the selection, application and disclosure of critical accounting policies. The audit committee is responsible for retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. In fulfilling its oversight responsibilities, the committee reviewed and discussed our audited financial statements in the annual report with management, including a discussion of the quality of the accounting principles and policies, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The audit committee has reviewed with our auditors, who are responsible for auditing our financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The committee has discussed matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which include, among other items, matters related to the conduct of the audit of our financial statements.

     The audit committee has received from the auditors a formal written statement describing all relationships between the auditors and Cost-U-Less that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The committee has met with Grant Thornton LLP, with and without management present, to discuss the overall scope of Grant Thornton LLP's audit, the results of its examinations, its evaluations of Cost-U-Less's internal controls and the overall quality of its financial reporting.

     Based on the review and discussions referred to above, the committee recommended to the board of directors that Cost-U-Less's audited financial statements be included in Cost-U-Less's Annual Report on Form 10-K for the fiscal year ended December 28, 2003.

     The audit committee has selected Grant Thornton LLP as independent auditors to audit the consolidated financial statements of Cost-U-Less for the fiscal year ending December 26, 2004.


                                        AUDIT COMMITTEE


                                        Gary W. Nettles
                                        David A. Enger
                                        George C. Textor

                  SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Under the SEC's proxy rules, shareholder proposals that meet certain conditions may be included in the proxy statement and proxy card for a particular annual meeting. Shareholders that intend to present a proposal at the our annual meeting to be held in 2005 must give notice of the proposal at our principal executive offices, addressed to the corporate secretary, no later than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders to be considered for inclusion in the proxy statement and proxy card relating to that meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and proxy card must give written notice of the proposal to our corporate secretary no fewer than 60 nor more than 90 days prior to the date of the annual meeting pursuant to our bylaws, except under certain circumstances described in our bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


                                  OTHER MATTERS

     As of the date of this proxy statement, the board of directors knows of no other business that will be conducted at the 2004 annual meeting other than has been described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.


     Copies of the Cost-U-Less 2003 Annual Report to Shareholders are being mailed to shareholders, together with this proxy statement, form of proxy and notice of annual meeting of shareholders. Additional copies of the annual report may be obtained from our corporate secretary at 3633 136th Place SE, Suite 110, Bellevue, Washington 98006.

     The annual report of Cost-U-Less on Form 10-K for the fiscal year ended December 28, 2003, was filed with the Securities and Exchange Commission on March 26, 2004. Copies of our annual report on Form 10-K may be obtained free of charge from the SEC's website at www.sec.gov or from our corporate secretary at 3633 136th Place SE, Suite 110, Bellevue, Washington 98006.


                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        /s/ Martin P. Moore

                                        Martin P. Moore
                                        Secretary

Bellevue, Washington
April 9, 2004

                                                                     APPENDIX A


                                COST-U-LESS, INC.
                      CHARTER OF THE AUDIT COMMITTEE OF THE
                               BOARD OF DIRECTORS

I. STATEMENT OF POLICY

     This Charter specifies the scope of the responsibilities of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Cost-U-Less, Inc. (the "Company") and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

     The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement of the Company's independent auditor, review the performance of the Company's internal audit function and prepare any reports required of the Committee under rules of the Securities and Exchange Commission ("SEC").

     The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate investigations, and hire legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

     The Committee shall comprise three or more directors selected by the Board, each of whom shall satisfy the independence and experience requirements of The Nasdaq Stock Market, Inc., provided that one director who does not meet the independence criteria of Nasdaq, but is not a current employee or officer, or an immediate family member of an employee or officer, may be appointed to the Committee, subject to the approval of the Board pursuant to, and subject to the limitations under, the "exceptional and limited circumstances" exceptions as provided under the rules of Nasdaq. In addition, the Committee shall not include any member who:

     o has participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three
          (3) years;

     o accepts any consulting, advisory, or other compensatory fee, directly or indirectly, from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board; or

     o is an affiliate of the Company or any subsidiary of the Company, other than a director who meets the independence requirements of The Nasdaq Stock Market, Inc.

     Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive, chief financial or other senior officer with financial oversight responsibilities.

     The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet as often as it determines. A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members shall represent the valid action of the Committee. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate. The Committee shall meet with management and the independent auditor in separate executive sessions as appropriate. The Committee shall meet with the independent auditor and management to review the Company's financial statements and financial reports. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record summaries of its recommendations to the Board in written form, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITIES

     To fulfill its responsibilities and duties, the Committee shall:

     A. Oversight of the Company's Independent Auditor

     1 Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee.

     2. Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the independent auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor's objectivity and independence and (z) whether any of the Company's senior finance personnel were recently employed by the independent auditor.

     3. Evaluate annually the qualifications, performance and independence of the independent auditor, including a review of whether the independent auditor's quality-control procedures are adequate and a review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management, and report to the Board on its conclusions, together with any recommendations for additional action.

     4. Approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee's responsibilities hereunder and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that (a) the decisions of such member(s) to grant any such pre-approval shall be presented to the Committee at its next scheduled meeting and (b) the Committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (i)(x) and (y) above.

     5. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

     6. Approve as necessary the termination of the engagement of the independent auditor.

     7. Regularly review with the independent auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements. Review with the independent auditor any accounting adjustments that were noted or proposed by the independent auditor but that were "passed" (as immaterial or otherwise), any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement, any "management" or "internal control" letter or schedule of unadjusted differences issued, or proposed to be issued, by the independent auditor to the Company, or any other material written communication provided by the independent auditor to the Company's management.

     8. Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

     B. Review of Financial Reporting, Policies and Processes

     1. Review and discuss with management and the independent auditor the Company's annual audited financial statements and any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K.

     2. Review and discuss with management and the independent auditor the Company's quarterly financial statements.

     3. Review and discuss with management and the independent auditor the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in the Company's periodic reports.

     4. Review and discuss earnings press releases and other information provided to securities analysts and rating agencies, including any "pro forma" or adjusted financial information.

     5. Periodically meet separately with management and with the independent auditor.

     6. Review with management and the independent auditor any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     7. Review with management its assessment of the effectiveness and adequacy of the Company's internal control structure and procedures for financial reporting ("Internal Controls"), review with the independent auditor the attestation to and report on the assessment made by management, and consider with management and the independent auditor whether any changes to the Internal Controls are appropriate in light of management's assessment or the independent auditor's attestation.

     8. Review and discuss with management and the independent auditor any off-balance sheet transactions or structures and their effect on the Company's financial results and operations, as well as the disclosure regarding such transactions and structures in the Company's public filings.

     9. Review with management and the independent auditor the effect of regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in selection of an application of accounting principles. Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

     10. Review any special audit steps adopted in light of material control deficiencies.

     C. Risk Management, Related Party Transactions, Legal Compliance and Ethics

     1. Review with the chief executive and chief financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company's ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's Internal Controls.

     2. Review and approve any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

     3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

     4. Consider and present to the Board for adoption a Code of Conduct for all employees and directors, which meets the requirements of Item 406 of the SEC's Regulation S-K, and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Conduct. Review such Code of Conduct periodically and recommend such changes to such Code of Conduct as the Committee shall deem appropriate, and adopt procedures for monitoring and enforcing compliance with such Code of Conduct.

     5. As requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Company's Code of Conduct, and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

     6. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company's financial statements or accounting policies.

     7. Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

     8.   Review and reassess the adequacy of the Charter as appropriate.

--------------------------------------------------------------------------------
                                                Please
                                                Mark Here           |_|
                                                for Address
                                                Change or
                                                Comments
                                                SEE REVERSE SIDE


(1)  ELECTION OF ONE DIRECTOR                                 WITHHOLD AUTHORITY
     Nominees:                                    FOR           to vote for the
     Class I Director - J. Jeffrey Meder      the Nominee           Nominee

                                                  |_|                 |_|

(2)  RATIFY THE APPOINTMENT OF GRANT             FOR       AGAINST      ABSTAIN
     THORNTON LLP AS THE INDEPENDENT             |_|         |_|          |_|
     AUDITORS OF COST-U-LESS

                                     I PLAN TO ATTEND THE MEETING         |_|

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR"
ITEM 1 AND "FOR" ITEM 2. The Board of Directors recommends a vote "FOR" Item 1 and "FOR" Item 2.


Dated:_______________________, 2004


___________________________________
              Signature


___________________________________
      Signature if held jointly

Please sign exactly as name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associates, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

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

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                               COST-U-LESS, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING OF SHAREHOLDERS-MAY 12, 2004

     The undersigned hereby appoint(s) J. Jeffrey Meder and Martin P. Moore, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Cost-U-Less, Inc. held of record by the undersigned on March 26, 2004 at the Annual Meeting of Shareholders of Cost-U-Less to be held at the Doubletree Hotel (Lakehills Room), 300 112th Ave. S.E., Bellevue, Washington, at 10:00 a.m. local time on Wednesday, May 12, 2004, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

                IMPORTANT-PLEASE DATE AND SIGN ON THE OTHER SIDE

    ------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
    ------------------------------------------------------------------------



    ------------------------------------------------------------------------

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                           /\ FOLD AND DETACH HERE /\

           You can now access your Cost-U-Less, Inc. account online.

Access your Cost-U-Less, Inc. shareholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, Transfer Agent for Cost-U-Less, Inc., now makes it easy and convenient to get current information on your shareholder account.

   o View account status               o View payment history for dividends
   o View certificate history          o Make address changes
   o View book-entry information       o Obtain a duplicate 1099 tax form
   o Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com

          For Technical Assistance Call 1-877-978-7778 between 9am-7pm
                           Monday-Friday Eastern Time

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